Exhibit 10.2

ALPHATEC HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I
Purpose

The Plan is intended to provide employees of the Company and its Participating Subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the Plan shall be interpreted in a manner that is consistent with that intent.

ARTICLE II
Administration

The Plan shall be administered by the Committee which shall have the discretion and authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation, adopting sub-plans applicable to particular Participating Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

ARTICLE III
Eligibility

Unless otherwise determined by the Committee in a manner that is consistent with Section 423 of the Code, any individual who is an Eligible Employee as of the Enrollment Date designated by the Committee for a particular Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 423 of the Code.

Notwithstanding any provision of the Plan to the contrary, no Eligible Employee shall be granted an option under the Plan if (i) immediately after the grant of the option, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary or (ii) such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE IV
Offering Periods

The Plan shall be implemented by a series of Offering Periods. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Committee. Each Offering Document shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and shall be incorporated by reference into and made part of the Plan. Each Offering Document shall specify: (i) the length of the Offering Period, which period shall not exceed twenty-seven (27) months; (ii) the Enrollment Date(s) for such Offering Period; (iii) the Purchase Date(s) during such Offering Period; (iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period; (v) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and (vi) such other provisions as the Committee determines are appropriate, subject to the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

ARTICLE V
Participation

5.1 Enrollment; Payroll Deductions. An Eligible Employee may elect to participate in the Plan by properly completing an Enrollment Form, which may be electronic, and submitting it to the Company, in accordance with the enrollment procedures established by the Committee. Participation in the Plan is entirely voluntary. By submitting an Enrollment Form, the Eligible Employee authorizes payroll deductions from his or her pay check in an amount equal to at least 1%, but not more than the maximum percentage specified by the Committee in the applicable Offering Document (which shall be 20% if no maximum is specified) of his or her Compensation on each pay day occurring during an Offering Period. Payroll deductions shall commence on the first payroll date following the Enrollment Date and end on the last payroll date on or before the Purchase Date. The Company shall maintain records of all payroll deductions but shall have no obligation to pay interest on payroll deductions or to hold such amounts in a trust or in any segregated account. Unless expressly permitted in the applicable Offering Document, a Participant may not make any separate contributions or payments to the Plan.

5.2 Election Changes. During an Offering Period, a Participant may decrease or increase his or her rate of payroll deductions, subject to any limitations specified by the Committee in the applicable Offering Document. To make such a change, the Participant must submit a new Enrollment Form in accordance with the procedures and deadlines specified by the Committee. A Participant may change his or her rate of payroll deductions for future Offering Periods by submitting a new Enrollment Form before the start of the next Offering Period.

5.3 Automatic Re-enrollment. The deduction rate selected in the Enrollment Form shall remain in effect for subsequent Offering Periods unless the Participant (a) submits a new Enrollment Form authorizing a new level of payroll deductions in accordance with Section 5.2, (b) withdraws from the Plan in accordance with ARTICLE IX, or (c) terminates employment or otherwise becomes ineligible to participate in the Plan.

ARTICLE VI
Grant of Option

On each Enrollment Date, each Participant in the applicable Offering Period shall be granted an option to purchase, on the Purchase Date, a number of shares of Common Stock determined by dividing the Participant’s accumulated payroll deductions by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than the maximum number of shares of Common Stock established for the Offering Period in the applicable Offering Document (subject to adjustment in accordance with ARTICLE XVII and the limitations set forth in ARTICLE XII of the Plan).

ARTICLE VII
Exercise of Option/Purchase of Shares

A Participant’s option to purchase shares of Common Stock will be exercised automatically on the Purchase Date of each Offering Period. The Participant’s accumulated payroll deductions will be used to purchase the maximum number of whole shares that can be purchased with the amounts in the Participant’s notional account. No fractional shares of Common Stock shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional shares remaining after the purchase of whole shares upon the exercise of a purchase right shall be distributed in full to the Participant as soon as practical following the Purchase Date.

ARTICLE VIII
Transfer of Shares

As soon as reasonably practicable after each Purchase Date, the Company will arrange for the delivery to each Participant of the shares of Common Stock purchased upon exercise of his or her option. The Committee may permit or require that the shares be deposited directly into an ESPP Share Account established in the name of the Participant with a Designated Broker and may require that the shares of Common Stock be retained with such Designated Broker for a specified period of time. Participants will not have any voting, dividend or other rights of a shareholder with respect to the shares of Common Stock subject to any option granted hereunder until such shares have been delivered pursuant to this ARTICLE VIII.

ARTICLE IX
Withdrawal

9.1 Withdrawal Procedure. A Participant may withdraw from an Offering Period at any time before the Purchase Date by submitting a revised Enrollment Form to the Company indicating his or her election to withdraw. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) shall be paid to the Participant promptly following receipt of the Participant’s Enrollment Form indicating his or her election to withdraw and the Participant’s option shall be automatically terminated. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 5.1 of the Plan.

9.2 Effect on Succeeding Offering Periods. A Participant’s election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

ARTICLE X
Termination of Employment; Change in Employment Status

Upon termination of a Participant’s employment for any reason, including death, disability or retirement, or a change in the Participant’s employment status following which the Participant is no longer an Eligible Employee, such Participant shall be deemed to have elected to withdraw from the Plan pursuant to this ARTICLE X and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under ARTICLE XVI, as soon as reasonably practicable, and such Participant’s option shall be automatically terminated.

ARTICLE XI
Interest

No interest shall accrue on or be payable with respect to the payroll deductions of a Participant in the Plan.

ARTICLE XII
Shares Reserved for Plan

12.1 Number of Shares. A total of 2,000,000 shares of Common Stock have been reserved as authorized for the grant of options under the Plan. The shares of Common Stock may be newly issued shares, treasury shares or shares acquired on the open market. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such option shall again be available for the grant of options under the Plan.

12.2 Over-subscribed Offerings. The number of shares of Common Stock which a Participant may purchase in an Offering under the Plan may be reduced if the Offering is over-subscribed. No option granted under the Plan shall permit a Participant to purchase shares of Common Stock which, if added together with the total number of shares of Common Stock purchased by all other Participants in such Offering would exceed the total number of shares of Common Stock remaining available under the Plan. If the Committee determines that, on a particular Purchase Date, the number of shares of Common Stock with respect to which options are to be exercised exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares of Common Stock remaining available for purchase in as uniform a manner as practicable and as the Committee determines to be equitable.

ARTICLE XIII
Transferability

No payroll deductions credited to a Participant, nor any rights with respect to the exercise of an option or any rights to receive Common Stock hereunder may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in ARTICLE XVI hereof) by the Participant. Any attempt to assign, transfer, pledge or otherwise dispose of such rights or amounts shall be without effect.

ARTICLE XIV
Application of Funds

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law, and the Company shall not be required to segregate such payroll deductions or contributions.

ARTICLE XV
Statements

Participants will be provided with statements at least annually which shall set forth the contributions made by the Participant to the Plan, the Purchase Price of any shares of Common Stock purchased with accumulated funds, the number of shares of Common Stock purchased, and any payroll deduction amounts remaining in the Participant’s notional account.

ARTICLE XVI
Designation of Beneficiary

A Participant may file, on forms supplied by the Committee, a written designation of beneficiary who is to receive any shares of Common Stock and cash in respect of any fractional shares of Common Stock, if any, from the Participant’s ESPP Share Account under the Plan in the event of such Participant’s death. In addition, a Participant may file a written designation of beneficiary who is to receive any cash withheld through payroll deductions and credited to the Participant’s notional account in the event of the Participant’s death prior to the Purchase Date of an Offering Period.

ARTICLE XVII
Adjustments Upon Changes in Capitalization; Dissolution or Liquidation; Corporate Transactions

17.1 Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the Company’s structure affecting the Common Stock occurs, then in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the number of shares and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each outstanding option under the Plan, and the numerical limits of ARTICLE VI and ARTICLE XII.

17.2 Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a new Purchase Date and the Offering Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE IX.

17.3 Corporate Transaction. In the event of a Corporate Transaction, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with ARTICLE IX.

ARTICLE XVIII
Miscellaneous

18.1 Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

18.2 No Right to Continued Service. Neither the Plan nor any compensation paid hereunder will confer on any Participant the right to continue as an Employee or in any other capacity.

18.3 Rights as Shareholder. A Participant will become a shareholder with respect to the shares of Common Stock that are purchased pursuant to options granted under the Plan when the shares are transferred to the Participant’s ESPP Share Account. A Participant will have no rights as a shareholder with respect to shares of Common Stock for which an election to participate in an Offering Period has been made until such Participant becomes a shareholder as provided above.

18.4 Successors and Assigns. The Plan shall be binding on the Company and its successors and assigns.

18.5 Entire Plan. This Plan constitutes the entire plan with respect to the subject matter hereof and supersedes all prior plans with respect to the subject matter hereof; provided, however, that the 2007 Plan shall remain operative solely with respect to the 2007 Plan Offering Period, and all rights, obligations, payroll deduction elections, purchase price calculations, and other terms applicable to the 2007 Plan Offering Period shall continue to be governed exclusively by the 2007 Plan until the conclusion of the 2007 Plan Offering Period. Following the Purchase Date of the 2007 Plan Offering Period, the 2007 Plan shall be of no further force or effect.

18.6 Compliance with Law. The obligations of the Company with respect to payments under the Plan are subject to compliance with all applicable laws and regulations. Common Stock shall not be issued with respect to an option granted under the Plan unless the exercise of such option and the issuance and delivery of the shares of Common Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange upon which the shares may then be listed.

18.7 Notice of Disqualifying Dispositions. Each Participant shall give the Company prompt written notice of any disposition or other transfer of shares of Common Stock acquired pursuant to the exercise of an option acquired under the Plan, if such disposition or transfer is made within two years after the Enrollment Date or within one year after the Purchase Date.

18.8 Term of Plan. The Plan shall become effective on the Effective Date and, unless terminated earlier pursuant to Section 18.9, shall have a term of ten (10) years.

18.9 Amendment or Termination. The Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan (other than an adjustment as provided by Article XVII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods either immediately or once shares of Common Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit Offering Periods to expire in accordance with their terms (and subject to any adjustment in accordance with ARTICLE XVII). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

18.10 Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

18.11 Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.12 Section 423. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Any provision of the Plan that is inconsistent with Section 423 of the Code shall be reformed to comply with Section 423 of the Code.

18.13 Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

18.14 Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

18.15 Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.

ARTICLE XIX
Definitions

As used in the Plan, the following words and phrases will have the following meanings:

19.1 “2007 Plan” means the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as amended and restated effective May 16, 2017, and as further amended.

19.2 “2007 Plan Offering Period” means the Offering Period under the 2007 Plan that commenced on May 15, 2026 and is scheduled to conclude with a purchase event on November 16, 2026.

19.3 “Board” or “Board of Directors” means the Board of Directors of the Company, as constituted from time to time.

19.4 “Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

19.5 “Committee” means the committee appointed by the Board to administer the Plan. If no Committee is appointed, the Compensation Committee of the Board is the Committee.

19.6 “Common Stock” means the common stock of the Company.

19.7 “Company” means Alphatec Holdings, Inc., a Delaware corporation, including any successor thereto.

19.8 “Compensation” means base salary, wages, annual bonuses and commissions paid to an Eligible Employee by the Company or a Participating Subsidiary as compensation for services to the Company or Participating Subsidiary, before deduction for any salary deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, vacation pay, holiday pay, jury duty pay and funeral leave pay, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and relocation expenses, and income received in connection with stock options or other equity-based awards.

19.9 “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

19.10 “Designated Broker” means the financial services firm or other agent designated by the Company to maintain ESPP Share Accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.

19.11 “Effective Date” means the date as of which this Plan is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with Section 18.11 hereof.

19.12 “Eligible Employee” means an Employee who is customarily employed for more than five (5) months in any calendar year. Notwithstanding the foregoing, the Committee may exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” of the Company or a Participating Subsidiary (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees.

19.13 “Employee” means any person who renders services to the Company or a Participating Subsidiary as an employee pursuant to an employment relationship with such employer. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Subsidiary that meets the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months, or such other period of time specified in Treasury Regulation Section 1.421-1(h)(2), and the individual’s right to re-employment is not guaranteed by statute or contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treasury Regulation Section 1.421-1(h)(2).

19.14 “Enrollment Date” shall mean the first Trading Day of each Offering Period as designated by the Committee.

19.15 “Enrollment Form” means an agreement pursuant to which an Eligible Employee may elect to enroll in the Plan, to authorize a new level of payroll deductions, or to stop payroll deductions and withdraw from an Offering Period.

19.16 “ESPP Share Account” means an account into which Common Stock purchased with accumulated payroll deductions at the end of an Offering Period are held on behalf of a Participant.

19.17 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

19.18 “Fair Market Value” means, as of any date, the value of the shares of Common Stock as determined below. If the shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal. In the absence of an established market for the shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons.

19.19 “Offering or Offering Period” means a period selected by the Committee during which rights to purchase Common Stock may be granted to Eligible Employees. The terms and conditions of each Offering Period shall be set forth in an Offering Document, as adopted by the Committee, which period shall not exceed twenty-seven (27) months.

19.20 “Offering Document” means a document adopted by the Committee setting forth the terms and conditions of an Offering Period, including, without limitation: (i) the length of the Offering Period; (ii) the Enrollment Date(s) for such Offering Period; (iii) the Purchase Date(s) during such Offering Period; (iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period; (v) the maximum contribution amount that may be used for such Offering Period; (vi) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and (vii) such other provisions as the Committee determines are appropriate, subject to the Plan.

19.21 “Participant” means an Eligible Employee who is actively participating in the Plan.

19.22 “Participating Subsidiaries” means the Subsidiaries that are designated as eligible to participate in the Plan, and such other Subsidiaries that may be designated by the Committee from time to time in its sole discretion.

19.23 “Plan” means this Alphatec Holdings, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended from time to time.

19.24 “Purchase Date” means the last Trading Day of each Offering Period, or any other date(s) specified during the Offering Period in the Offering Document.

19.25 “Purchase Price” means the purchase price designated by the Committee in the applicable Offering Document; provided, however, that in the event no purchase price is designated in the Offering Document, the Purchase Price shall be 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Purchase Date, whichever is lower; and provided, further, that, the Purchase Price per share of Common Stock will in no event be less than the par value of the Common Stock.

19.26 “Securities Act” means the Securities Act of 1933, as amended.

19.27 “Subsidiary” means any corporation, domestic or foreign, of which not less than 50% of the combined voting power is held by the Company or a Subsidiary, whether or not such corporation exists now or is hereafter organized or acquired by the Company or a Subsidiary. In all cases, the determination of whether an entity is a Subsidiary shall be made in accordance with Section 424(f) of the Code.

19.28 “Trading Day” means any day on which the national stock exchange upon which the Common Stock is listed is open for trading or, if the Common Stock is not listed on an established stock exchange or national market system, a business day, as determined by the Committee in good faith.